SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☒	Preliminary Information Statement

☐	Confidential, for use of the Commission only as permitted by Rule 14c-6(e)(2)

☐	Definitive Information Statement

NEW SOURCE ENERGY GROUP, INC.
(Name of Registrant as Specified in Its Charter)

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NEW SOURCE ENERGY GROUP, INC.

NOTICE OF STOCKHOLDER ACTION BY

WRITTEN CONSENT ON OCTOBER 31, 2011

To our stockholders:

We are furnishing the attached Information Statement to the holders of common stock of New Source Energy Group, Inc., a Delaware corporation (the “Company”). The purpose of the Information Statement is to notify stockholders that the board of directors of the Company (the “Board”) and the holder of approximately 84% of our outstanding common stock have approved an amendment of the Company’s Certificate of Incorporation to change the Company’s name to Encompass Energy Services, Inc.

The foregoing amendment to the Company’s Certificate of Incorporation will not be effective until the Company files an Amendment to its Certificate of Incorporation to accomplish this amendment. Such Amendment will not be filed until on or after             , 2011.

The accompanying Information Statement is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. As described in the accompanying Information Statement, the foregoing action has been approved by stockholders representing a majority of the voting power of our outstanding shares of common stock. The Board is not soliciting your proxy or consent in connection with the matters discussed above. You are urged to read the Information Statement in its entirety for a description of the action taken by the holder of approximately 84% of our outstanding common stock

The accompanying Information Statement is being made available on or about November     , 2011 to stockholders of record as of October 31, 2011, the record date for determining our stockholders eligible to consent in writing to the matters discussed above and entitled to notice of those matters.

THIS IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THE ACCOMPANYING INFORMATION STATEMENT. THIS IS NOT A NOTICE OF SPECIAL MEETING OF STOCKHOLDERS, AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

By order of the Board of Directors

/s/ Antranik Armoudian

Antranik Armoudian,
President, Chief Executive Officer and Chief Financial Officer

NEW SOURCE ENERGY GROUP, INC.

914 North Broadway, Suite 220

P.O. Box 1218

Oklahoma City, Oklahoma 73101

(405) 815-4041

INFORMATION STATEMENT

We Are Not Asking You for a Proxy and

You are Requested Not To Send Us a Proxy

INTRODUCTION

We are disseminating this Information Statement to notify you that Deylau, LLC (the “Voting Stockholder”), being the owner of approximately 84% of the Company’s outstanding shares of common stock, delivered written consent to the Company on October 31, 2011 to approve an amendment to our Certificate of Incorporation to change the Company’s name to Encompass Energy Services, Inc. (the “Name Change”).

Vote Required

We are not seeking consent, authorizations, or proxies from you. The vote required to approve the amendment to our Certificate of Incorporation to effectuate the Name Change as described in this Information Statement was the affirmative written consent of the holders of a majority of the Company’s outstanding common stock.

On October 31, 2011 (the “Record Date”), there were 2,056,985 shares of the Company’s common stock, par value $0.01 per share, issued and outstanding. Each share of our common stock is entitled to one vote. No other classes of capital stock of the Company are issued and outstanding.

The Delaware General Corporation Law (the “DGCL”) permits the holders of a corporation’s outstanding stock representing a majority of that corporation’s voting power to approve and authorize corporate actions by written consent as if such actions were undertaken at a duly called and held meeting of stockholders. In order to significantly reduce the costs and management time involved in soliciting and obtaining proxies to approve the Name Change, and in order to effectuate the Name Change as quickly as possible, the Board elected to utilize, and did in fact obtain, the written consent of the holders of a majority of the voting power of the Company. The Company obtained the written consent of its majority stockholder, which as of the Record Date owned approximately 84% of the Company’s voting stock. The written consent satisfies the stockholder approval requirement for the Name Change. Accordingly, under the DGCL no other Board or stockholder approval is required in order to effectuate the Name Change.

Effective Date

The Name Change was approved by the Board by written consent on October 31, 2011. Thereafter, the Name Change was approved by the Voting Stockholder, which holds more than a majority of the voting power of the Company’s outstanding shares of common stock.

This Information Statement is being made available on or about November     , 2011 to the Company’s stockholders of record as of the Record Date. The Name Change will be effective when an amendment to the Company’s Certificate of Incorporation is filed with the Delaware Secretary of State. The Company will not make any filing until on or after             , 2011, a date that is more than 20 calendar days after this Information Statement is first sent to our stockholders.

Because the Name Change requires an amendment of our Certificate of Incorporation, the effective date will be when such amendment is filed with the Delaware Secretary of State (which date may occur later due to administrative issues with respect to the filing requirements or at a time in the discretion of the Board). The time at which the amendment to the Company’s Certificate of Incorporation approved by the stockholders is filed with the Delaware Secretary of State remains in the discretion the Board.

The expenses of distributing this Information Statement will be borne by the Company, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may in the future supplement it. The Company contemplates that brokerage houses, custodians, nominees, and fiduciaries will forward this Information Statement to the beneficial owners of the Company’s common stock held of record by these persons, and the Company will reimburse them for their reasonable expenses incurred in this process.

Dissenters’ Rights of Appraisal

Under the DGCL, the Company’s stockholders are not entitled to appraisal rights with respect to the Name Change.

Proposals by Security Holders

No stockholder has requested that we include any additional proposals in this Information Statement.

Record Date and Security Ownership of Certain Beneficial Owners and Management

As of the Record Date, the Company had 2,056,985 shares of its common stock issued and outstanding. The following table sets forth the beneficial ownership of the Company’s common stock as of the Record Date by each person who served as a director and/or an executive officer of the Company on that date, the number of shares beneficially owned by all of the Company’s directors and executive officers as a group, and any persons who beneficially own 5% or greater of the Company’s outstanding common stock as of the Record Date. The business address for each of the Company’s officers and directors is 914 North Broadway, Suite 220, P.O. Box 1218, Oklahoma City, Oklahoma 73101.

Name, Title and Address of Beneficial Holder	Amount of Beneficial Ownership	Percentage of Class
Officers and Directors:
Kristian B. Kos, Director (1)	1,727,983	84.0%
Antranik Armoudian, Director, President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer (2)	10,000	*
Total of all officers and directors (2 persons):	1,737,983	84.1%

5% Beneficial Holder(s):
Debra L. Herman
P.O. Box 60400
Colorado Springs, Colorado 80960	164,500	8.0%

*	Less than 1%
(1)	These shares are held by Deylau, LLC. Mr. Kos owns 100% of and controls Deylau, LLC. Under Rule 13d-3 promulgated under the Exchange Act, Mr. Kos is considered the beneficial owner of the shares held by Deylau, LLC.
(2)	Consists of 10,000 shares that may be acquired upon the exercise of a stock option exercisable within 60 days of the Record Date.

Change of Control Transactions

The Company has undergone one change of control event since the beginning of its 2010 fiscal year. On November 30, 2010, Tailormade Holdings Ltd (f/k/a Meitav Underwriting Ltd.) the former holder of 4,026,559 shares of Company common stock (corresponding to 1,892,483 share of the Company’s common stock after giving effect to the Company’s 0.47-for-one reverse stock split on April 15, 2011) (the “Shares”) sold the Shares in a private transaction. Of the Shares, 3,676,559 shares of common stock (1,727,983 shares after the reverse stock split) were acquired by Deylau, LLC, and 350,000 shares (164,500 shares after the reverse stock split) were acquired by Debra Herman. At the time of the transaction the Shares represented approximately 92% of the Company’s issued and outstanding common stock. Pursuant to the terms of this transaction, on November 30, 2010 the person serving as the Company’s sole executive officer resigned from the executive offices he held with the Company, and the Company appointed new persons to serve as its executive officers. Further, since November 30, 2010 the entire composition of the Board has changed as a result of the transaction. As such, the purchase and sale of the Shares and the resulting changes with respect to the persons serving as the Company’s officers and directors constituted a change of control of the Company.

Interested Party Disclosure

The Company does not believe that any of its officers, directors or significant stockholders has a substantial direct or indirect interest in the Name Change, other than as stockholders of the Company.

DESCRIPTION OF STOCKHOLDER ACTION

The action taken by the Voting Stockholder was to approve the change of the Company’s name to Encompass Energy Services, Inc. by virtue of an amendment to the Company’s Certificate of Incorporation. The Name Change is being effected primarily because the Company’s current name, “New Source Energy Group, Inc.,” was adopted as part of the Company’s pursuit of a potential acquisition of certain oil and natural gas assets and properties from entities controlled by the Company’s former chairman, David Chernicky. The Board determined that the Company had abandoned the pursuit of this potential acquisition on June 30, 2011.

As part of its decision to abandon this proposed acquisition, on July 18, 2011 the Company executed and delivered an instrument to New Dominion, LLC, an entity controlled by Mr. Chernicky, waiving any rights it had to pursue that acquisition and agreed to cooperate and provide reasonable assistance in the future confirming its abandonment of that acquisition. Concurrently with its approval of this waiver, the Board also approved an amendment to the Company’s Certificate of Incorporation to change the Company’s name to “New Horizon Resources, Inc.” However, this proposed name change was never submitted to the Company’s stockholders for approval. After further consideration of the matter, the Board has determined not to utilize the “New Horizon Resources, Inc.” name and instead has selected “Encompass Energy Services, Inc.” as the name the Company should use moving forward, primarily because the Company expects to evaluate one or more business opportunities in the oilfield services industry.

The Company has used the name New Source Energy Group, Inc. since April 15, 2011 (prior to this date, the Company’s name had been Ametrine Capital, Inc., since its formation in 2007). The Company believes that the continued use of the name New Source Energy Group, Inc. might result in market confusion regarding the Company’s current planned operations and business objectives, especially in light of the existence of another company by the name of New Source Energy Corporation, which acquired the oil and natural gas assets previously considered for acquisition by the Company.

In addition to changing the Company’s legal name under Delaware law, the Company plans to notify the Financial Industry Regulatory Authority (“FINRA”) of the proposed name change and to work with FINRA to obtain a new trading symbol for its common stock. However, the change of the Company’s name to Encompass Energy Services, Inc. may not be reflected in the general market until long after it is effective under Delaware law, and the Company may not be assigned a new trading symbol for some time (if at all).

The text of the amendment to the Company’s Certificate of Incorporation approved by our Board and the Voting Stockholder is attached to this Information Statement as Annex A.

ADDITIONAL INFORMATION

The Company is subject to the information and reporting requirements of the Exchange Act, and in accordance with the Exchange Act, the Company files periodic reports, documents and other information with the Securities and Exchange Commission (the “SEC”) relating to its business, financial statements and other matters, including the Company’s annual report on Form 10-K for the year ended December 31, 2010, and any reports prior to or subsequent to that date.

These reports and other information filed with the SEC by the Company may be inspected and are available for copying at the public reference facilities maintained at the SEC at 100 F Street NW, Washington, D.C. 20549.

The Company’s filings with the Securities and Exchange Commission are also available to the public from the SEC’s website, http://www.sec.gov. The Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and other reports filed under the Securities Exchange Act of 1934, are also available to any stockholder at no cost upon request to: President, New Source Energy Group, Inc., P.O. Box 1218, Oklahoma City, Oklahoma 73101, (405) 815-4041.

Delivery of Documents to Security Holders Sharing an Address

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at President, New

Source Energy Group, Inc., P.O. Box 1218, Oklahoma City, Oklahoma 73101, or (b) by telephoning us at (405) 815-4041.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices as set forth above. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices as set forth above.

Annex A

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

NEW SOURCE ENERGY GROUP, INC.

The undersigned, being a duly authorized officer of New Source Energy Group, Inc., a Delaware corporation (the “Corporation”), does hereby certify as follows:

FIRST: That the Corporation’s Certificate of Incorporation is hereby amended by replacing ARTICLE I thereof with a new ARTICLE I in the form set forth below:

ARTICLE I

Name

The name of the Corporation shall be Encompass Energy Services, Inc.

SECOND: That such amendment has been duly adopted by board of directors and by the affirmative vote of the holders of a majority of the outstanding stock entitled to vote thereon, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Dated: , 2011	NEW SOURCE ENERGY GROUP, INC.

By:
Antranik Armoudian, Chief Executive Officer

A-1

APPENDIX TO INFORMATION STATEMENT OF

NEW SOURCE ENERGY GROUP, INC.

CONTAINING SUPPLEMENTAL INFORMATION REQUIRED

TO BE PROVIDED TO THE SECURITIES AND EXCHANGE COMMISSION

The following is information required to be provided to the Securities and Exchange Commission in connection with the preliminary Information Statement of New Source Energy Group, Inc. (the “Company”). This information is not deemed to be part of the information statement and will not be provided to stockholders in connection with the information statement.

I.	The Company intends to release copies of the definitive information statement to its stockholders on or about November 10, 2011.